UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

SCIENCE APPLICATIONS

INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Science Applications International Corporation (“SAIC”) was held on June 4, 2014. The final voting results on each of the matters presented to stockholders for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
Robert A. Bedingfield	32,133,458	632,310	435,009	4,985,047
Jere A. Drummond	31,790,434	990,890	419,453	4,985,047
Thomas F. Frist III	31,953,438	834,570	412,769	4,985,047
John J. Hamre	32,070,353	755,027	375,397	4,985,047
Anthony J. Moraco	32,206,044	632,393	362,340	4,985,047
Donna S. Morea	32,112,788	690,000	397,989	4,985,047
Edward J. Sanderson, Jr.	32,054,009	703,267	443,501	4,985,047
Steven R. Shane	31,877,363	902,691	420,723	4,985,047

2.	The proposal to approve our Amended and Restated 2013 Equity Incentive Plan was approved based upon the following votes:

Votes for approval	27,519,473
Votes against	5,109,657
Abstentions	571,647
Broker non-votes	4,985,047

3.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	30,302,195
Votes against	2,237,567
Abstentions	661,015
Broker non-votes	4,985,047

4.	The proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on executive compensation was approved based upon the following votes:

Votes for Every Year	29,321,417
Votes for Every 2 Years	297,072
Votes for Every 3 Years	3,025,250
Abstentions	557,038
Broker non-votes	4,985,047

5.	The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015 was approved based upon the following votes:

Votes for approval	37,432,354
Votes against	461,654
Abstentions	291,816
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:	/s/ Mark D. Schultz
Mark D. Schultz Executive Vice President and General Counsel

Dated: June 9, 2014

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